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                          ADMINISTRATIVE SERVICES AGREEMENT

     ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is made and entered into as of March 31, 1998, by and between EXCEL REALTY TRUST, INC., a Maryland corporation ("Excel"), and EXCEL LEGACY CORPORATION, a Delaware corporation ("Legacy," and collectively with Excel, the "Parties"), effective as of the Distribution Date (as hereinafter defined).

                                   R E C I T A L S

     WHEREAS, subject to certain conditions, Excel intends to spin-off certain businesses and assets by distributing to Excel stockholders a special dividend of one share of Legacy Common Stock for each share of Excel Common Stock held as of the close of business on the Record Date (the "Distribution");

     WHEREAS, in connection with the Distribution, Excel and Legacy have entered into a Distribution Agreement of even date herewith (the "Distribution Agreement");

     WHEREAS, after the Distribution, Legacy will need certain management and administrative services to be provided by Excel to Legacy for a period of time from and after the Distribution Date; and

     WHEREAS, in connection with the Distribution, Legacy has requested Excel to provide, and Excel has agreed to provide, certain management and administrative services to Legacy from and after the Distribution Date pursuant to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Excel and Legacy agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated below:

     Distribution:  the spin-off of Legacy pursuant to the Distribution
Agreement.

     Distribution Agreement: the agreement described in the second recital of this Agreement.

     Distribution Date:  the date on which the Distribution occurs.

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     Employee Benefit Plan:  any plan, policy, arrangement, contract or agreement providing compensation benefits for any group of Excel Employees or former Excel Employees or individual Excel Employee or former Excel Employee, or the dependents or beneficiaries of any such Excel Employee or former Excel Employee, whether formal or informal or written or unwritten, and including, without limitation, any means, whether or not legally required, pursuant to which any benefit is provided by Excel to any Excel Employee or former Excel Employee or the beneficiaries of any such Excel Employee or former Excel Employee, adopted or entered into by Excel prior to, upon or after the Distribution. The term "Employee Benefit Plan" as used in this Agreement does not include any contract, agreement or understanding entered into by Excel relating to settlement of actual or potential Excel Employee related litigation claims.

     Excel Employee: any individual who is an employee or director of Excel and is not a Legacy Employee and has not been designated as a Legacy Individual under Section 6.2 hereof.

     First Month:   In the event that the Distribution Date does not fall on the first day of a month, the month that includes the Distribution Date.

     Full Month:    A full calendar month during the Term (as defined in
Section 3).

     Last Month: In the event that the Termination Date does not fall on the last day of a month, the month that includes the Termination Date (as defined in Section 3).

     Legacy Business: any business or operation of Legacy which is, pursuant to the Distribution Agreement, to be conducted by Legacy after the Distribution.

     Legacy Employee: any individual who (i) is independently hired by Legacy after the Distribution Date as an employee of Legacy, and (ii) is not an employee or director of Excel.

     Legacy Individual: any individual who (i) is designated in writing by Excel and Legacy as a "Legacy Individual" for purposes of this Agreement in accordance with Section 6.2 hereof and was an Excel Employee prior to such designation, and (ii) is not a Legacy Employee or an Excel Employee.

     Month:  a Full Month, First Month or Last Month, as the case may be.

     Monthly Fee: The amount payable by Legacy to Excel under Section 4.1 herein with respect to a particular Full Month or any First Month or Last Month.

     Record Date:  March 2, 1998.

    2. ENGAGEMENT OF EXCEL. During the term of this Agreement, Excel shall provide to Legacy certain management and administrative services ("Services"), as more


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fully described and defined below, as may be necessary or desirable, or as
Legacy may reasonably request or require, in connection with the business, operations and affairs of Legacy. "Services" means and includes, without limitation, the furnishing of advice, assistance, guidance, equipment and the services of Excel Employees and Legacy Individuals in connection with, among other things, (i) the Legacy Business and (ii) the use of Excel's management information and accounting system, the administration of insurance and worker's compensation programs, legal and employee benefit services and the preparation of payrolls.

    3. TERM; TERMINATION. This Agreement shall commence as of the date hereof and continue thereafter unless and until terminated by either party at any time for any reason upon not less than thirty (30) days' prior written notice to the other (the "Termination Date", with the term of this Agreement as set forth in this Section 3 being referred to as the "Term").

    4.   PAYMENTS TO EXCEL.

               4.1  GENERALLY.

                    (a) FULL MONTH. With respect to each Full Month, in consideration of the Services provided by Excel hereunder, Legacy shall pay to Excel fees equal to the product of:

                         (i) 1.15; and

                         (ii) the sum of (x) one-third of the aggregate amount
of all wages and salaries paid to Excel Employees during the Full Month, and (y) two-thirds of the aggregate amount of all wages and salaries paid to Legacy Individuals during the Full Month.

                    (b) FIRST MONTH AND LAST MONTH. With respect to any First Month or Last Month, in consideration of the Services provided by Excel hereunder, Legacy shall pay to Excel fees equal to the product of:

                         (i) 1.15;

                         (ii) the sum of (x) one-third of the aggregate amount
of all wages and salaries paid to Excel Employees during the First Month or Last Month, as the case may be, and (y) two-thirds of the aggregate amount of all wages and salaries paid to Legacy Individuals during the First Month or Last Month, as the case may be; and

                         (iii) the number of days in the First Month or the Last
Month, as the case may be, which are included in the Term, divided by the total number of days in the First Month or the Last Month, as the case may be.


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          4.2  STATEMENT FROM EXCEL.  Promptly and in any event not later than ten (10) days following the end of each Month, Excel shall provide to Legacy a statement setting forth (i) a list of the Excel Employees, (ii) a list of the Legacy Individuals, (iii) the aggregate amount of all wages and salaries paid to Excel Employees during the Month, and (iv) the aggregate amount of all wages and salaries paid to Legacy Individuals during the Month.

          4.3  PAYMENT BY LEGACY.  Promptly and in any event not later than five
(5) days after delivery by Excel of each statement referred to in Section 4.2, Legacy shall pay to Excel the Monthly Fee applicable to the Month to which such statement relates.

     5. EMPLOYEE BENEFIT PLANS. From and after the Distribution Date, Excel shall (i) permit the Excel Employees to continue to participate in the Employee Benefit Plans on the same basis as such persons participated immediately prior to the Distribution Date, and (ii) permit each Legacy Individual to participate in the Employee Benefit Plans after the Distribution Date on the same basis as Excel Employees participated immediately prior to the date such Legacy Individual was designated as such; provided, however, nothing contained in this Agreement shall prohibit Excel from modifying or terminating any one or more of the Employee Benefit Plans so long as such modification or termination shall apply to all participants in such Employee Benefit Plans. Excel shall provide Legacy with sixty (60) days' prior written notice of its intent to terminate any Employee Benefit Plan or effect the modification thereof in a manner adverse to either Legacy or a Legacy Individual; provided that no such notice shall be required for any Employee Benefit Plan which terminates by its terms without any action by Excel.

    6.   EMPLOYEES.

          6.1 LEGACY'S HIRING OF EMPLOYEES. Nothing in this Agreement shall prohibit Legacy from independently hiring one or more Legacy Employees; provided, however, that (i) all wages, salaries, payroll taxes, and employee benefits with respect to Legacy Employees shall be Legacy's sole responsibility, and (ii) Legacy Employees shall not be subject to this Agreement.

          6.2 EXCEL EMPLOYEE BECOMING LEGACY INDIVIDUAL. From time to time after the Distribution Date, at such time as an Excel Employee regularly spends more than 50% of his or her working time performing services for Legacy, he or she may be designated in writing by Excel and Legacy as a "Legacy Individual" for purposes of the Agreement (a "Designation"). For purposes of Section 4.1, the Designation shall be effective on the first day of the month following the date such writing is fully executed by Excel and Legacy. In addition, unless otherwise agreed to in writing by Excel and Legacy, all Legacy Individuals will remain employees of Excel and will not be Legacy Employees.


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

    7.  GENERAL.

          7.1 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

          7.2 ACCESS TO INFORMATION; COOPERATION. Excel and Legacy and their authorized agents shall be given reasonable access to and may take copies of all information relating to the subjects of this Agreement (to the extent permitted by federal and state confidentiality laws) in the custody of the other Party, including any agent, contractor, subcontractor, agent or any other person or entity under the contract of such Party.

          7.3 ASSIGNMENT. Neither Party shall, without the prior written consent of the other, have the right to assign any rights or delegate any obligations under this Agreement.

          7.4 HEADINGS. The headings used in this Agreement are inserted only for the purpose of convenience and reference, and in no way define or limit the scope or intent of any provision or part hereof.

          7.5 SEVERABILITY OF PROVISIONS. Neither Excel nor Legacy intend to violate statutory or common law by executing this Agreement. If any section, sentence, paragraph, clause or combination of provisions in this Agreement is in violation of any law, such sections, sentences, paragraphs, clauses or combinations shall be inoperative and the remainder of this Agreement shall remain in full force and effect and shall be binding upon the Parties.

          7.6 PARTIES BOUND. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Nothing herein, expressed or implied, shall be construed to give any other person any legal or equitable rights hereunder.

          7.7 NOTICES. All notices, consents, approvals and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given when delivered personally or by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested) to the named representatives of the Parties at the following addresses or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):


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          (a)  if to Excel:

               Excel Realty Trust, Inc.
               16955 Via Del Campo, Suite 100
               San Diego, California 92127
               Attention: Gary B. Sabin

          (b)  if to Legacy:

               Excel Legacy Corporation
               16955 Via Del Campo, Suite 100
               San Diego, California  92127
               Attention: Richard B. Muir

Legacy and Excel agree that, upon the request of either Party, the requested Party will give copies of all of its notices, consents, approvals and other communications hereunder to any lender to the requesting Party or other person specified by such requesting Party.

          7.8 FURTHER ACTION. Legacy and Excel each shall cooperate in good faith and take such steps and execute such papers as may be reasonably requested by the other Party to implement the terms and provisions of this Agreement.

          7.9 WAIVER. Legacy and Excel each agree that the waiver of any default under any term or condition of this Agreement shall not constitute a waiver of any subsequent default or nullify the effectiveness of that term or condition.

          7.10 GOVERNING LAW. All controversies and disputes arising out of or under this Agreement shall be determined pursuant to the laws of the State of California, regardless of the laws that might be applied under applicable principles of conflicts of laws.

          7.11 ENTIRE AGREEMENT. This Agreement and the Distribution Agreement constitute the entire understanding between the Parties hereto, and supersede all prior written or oral communications, relating to the subject matter covered by said agreements. To the extent that the terms of this Agreement and similar terms of the Distribution Agreement are in conflict, this Agreement shall govern. No amendment, modification, extension or failure to enforce any condition of this Agreement by either Party shall be deemed a waiver of any of its rights herein. This Agreement shall not be amended except by a writing executed by the Parties.

          7.12 DISPUTE RESOLUTION. Any dispute arising under this Agreement shall be resolved by binding arbitration in the manner contemplated by Section
9.13 of the Distribution Agreement, including the attorneys fees provisions referred to therein.

                               {SIGNATURE PAGE FOLLOWS}


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     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                               EXCEL REALTY TRUST, INC., a Maryland
                               corporation



                               By: /s/ Gary B. Sabin
                                   ---------------------------------
                                   Name:  GARY B. SABIN
                                   Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER


                               EXCEL LEGACY CORPORATION, a Delaware
                               corporation



                               By: /s/ Gary B. Sabin
                                   ---------------------------------
                                   Name:  GARY B. SABIN
                                   Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER





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